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                                                                  EXHIBIT 10.4.2

                         BENJAMIN FRANKLIN SAVINGS BANK

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         EFFECTIVE AS OF JANUARY 1, 2000

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                         BENJAMIN FRANKLIN SAVINGS BANK

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.    Purpose.

      The purpose of the Benjamin Franklin Savings Bank Supplemental Executive Retirement Plan (the "Plan") is to provide supplemental retirement benefits to certain executives of Benjamin Franklin Savings Bank (hereinafter called the "Bank"), who have been designated by the Board of Directors of the Bank as being eligible to participate in the Plan.

2.    Definitions.

      2.1 "Accrued Benefit" shall mean the benefit amount the Participant would be entitled to under Section 3.1, commencing at his Normal Retirement Date.

            (a) In the event of (i) death, (ii) disability, (iii) termination of employment, (iv) early retirement, or (v) merger, consolidation or sale, as the case may be, the benefit to which the Participant will be entitled shall be determined by first (A) multiplying the Participant's Benefit Computation Base by a fraction, not to exceed (1), the numerator of which is the actual number of months of the Participant's employment with the Bank, and the denominator of which is 180 months, and then (B) reducing the adjusted Benefit Computation Base by the offsets in Section 3.1(a)(i) through (a)(iv), as modified by (b) below.

            (b) If the Participant employment terminates for any reason prior to his Normal Retirement Date, in calculating his Accrued Benefit, (i) the offset for Primary Social Security retirement benefit shall be calculated on the basis of the amount projected to be payable at the Participant's Social Security normal retirement age assuming continued earnings by the Participant at the rate in effect at termination of employment until the Participant's Social Security normal retirement age; (ii) the offset for any qualified defined benefit plan shall

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be calculated on the basis of the Participant's accrued benefit in said plan upon termination of employment projected to be payable at the Participant's Normal Retirement Date; (iii) the offset for any benefits arising from employer contributions attributable to the account balances of the Participant arising from the Bank's 401(k) plan shall also be calculated on the basis of the Participant's account balance in such plan upon termination of employment projected to be payable at the Participant's Normal Retirement Date using an investment return assumption of 6% per annum; and (iv) the offset for any other non-qualified supplemental retirement plan shall be calculated on the basis of the Participant's accrued benefit in said plan upon termination of employment projected to be payable at the Participant's Normal Retirement Date.

      2.2 "Bank" shall mean the Benjamin Franklin Savings Bank, a Massachusetts corporation, and any affiliated entity, successor organization, parent, subsidiary or holding company.

      2.3 "Benefit Computation Base" shall mean the average of the Participant's annual compensation (including base salary, bonus, and any salary reduction amounts pursuant to Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended) paid during the 36 consecutive calendar months during the Participant's last ten years of employment by the Bank in which such compensation is the highest.

      2.4 "Board of Directors" shall mean the Board of Directors of the Bank in office from tune to time.

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      2.5 "Cause" shall mean

            (a) willful misconduct by the Participant which is materially and demonstratively injurious to the Bank;

            (b) continued and willful failure by the Participant to substantially perform his duties after written demand for performance is delivered (specifically describing the manner in which he has not substantially performed his duties), except in the case of disability; or

            (c) criminal or civil conviction of the Participant, a plea of nolo contendere by the Participant or conduct by the Participant that would reasonably be expected to result in material injury to the reputation of the Bank if he were retained in his position with the Bank.

      2.6 "Normal Form" under the Plan shall mean the 15-year installment payment, payable monthly.

      2.7 "Normal Retirement Date" shall mean the first day of the month coincident with or next following a Participant's 65th birthday.

      2.8 "Participant" shall mean an executive of the Bank who has been designated by the Board of Directors of the Bank as being eligible to participate in the Plan. The initial Participants are listed on Schedule A attached hereto.

3.    Benefits.

      3.1 Normal Retirement Benefit.

            (a) If a Participant shall continue in the employment of the Bank until his Normal Retirement Date, he shall be entitled to a Normal Retirement Benefit, determined as of the effective date of his actual retirement and continuing in the same amount for 15 years,

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payable monthly, in the annual amount of 65% of his Benefit Computation Base
(hereinafter defined), reduced by the sum of (i), (ii), (iii) and (iv) below.

                  (i) Fifty percent (50%) of the Participant's annual Primary Social Security retirement benefit projected to be payable as of the Participant's Social Security normal retirement age;

                  (ii) The annual amount of benefits payable to the Participant (or his beneficiary) at his Normal Retirement Date calculated on a single life annuity basis from any qualified defined benefit pension plan maintained and funded by the Bank, as such plan or plans may be amended or modified from time to time;

                  (iii) The annual amount of benefits payable to the Participant at his Normal Retirement Date on an installment basis over 15 years attributable to the portion of the account balances of the Participant arising from employer contributions (but excluding the portion of such balances arising from employee pre-tax and post-tax contributions) at the date of determination, from the Bank's 401(k) plan maintained by the Bank, as such plan may be modified from time to time;

                  (iv) The annual amount of benefits payable to the Participant at his Normal Retirement Date on an installment basis over 15 years from any other non-qualified supplemental retirement plan maintained and funded by the Bank, as such plan or plans may be amended or modified from time to time.

            (b) If a Participant has (or will have) completed fewer than 15 years (or 180 months) of service with the Bank as of his Normal Retirement Date, then the Normal Retirement Benefit shall be the amount determined by first (i) multiplying his Benefit

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Computation Base by a fraction, not to exceed one (1), the numerator of which is the actual number of months of the Participant's employment with the Bank, and the denominator of which is 180 months and then (ii) reducing the adjusted Benefit Computation Base by the offsets in (a)(i) through (a)(iv) above.

      3.2 Death of Participant.

            (a) If a Participant dies while employed by the Bank but prior to the commencement of the payment of benefits under this Plan, the Bank will pay to the Participant's named beneficiary on a monthly basis, for a period of 15 years, commencing on the first day of the month next following the delivery to the Bank of a death certificate, an annual amount equal to the Participant's Accrued Benefit as of the Participant's date of death.

            (b) If a Participant dies following the commencement of the payment of benefits pursuant to the Normal Form under this Plan but prior to full payment of his benefits under this Plan, the remaining benefits shall continue to the named beneficiary of the Participant until all such benefits have been paid under the Normal Form.

            (c) If a Participant dies following the termination of his employment with the Bank and prior to the commencement of the payment of benefits under this Plan, the Bank shall pay to the Participant's named beneficiary an annual benefit which shall be the Participant's Accrued Benefit as of the date of his termination of his employment. Such benefits shall be payable monthly, commencing on the first day of the month next following the Participant's Normal Retirement Date, or any date prior to his Normal Retirement Date approved by the Bank, and continuing for 15 years.

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            (d) The Bank, in its sole discretion, may pay any death benefit to a
Participant's beneficiary in a lump sum in an amount equal to the present value of the Participant's Accrued Benefit in (a) or (c) above, or the remainder of the benefits in (b) above.

            (e) The Participant may designate, in writing to the Bank, one or more beneficiaries. If no beneficiary is so named or if no named beneficiary is living at the time a payment is due, benefit payments shall be made, when due, to the Participant's estate.

      3.3 Disability Prior to Retirement.

            (a) In the event a Participant shall become disabled, the Bank will pay no disability benefits hereunder. Disability benefits (if any) will be paid to the Participant through such long-term disability insurance program as may be sponsored by the Bank. Upon the later of the Participant's attainment of his Normal Retirement Date or cessation of benefits under the Bank's long-term disability insurance program, the Participant shall commence receiving payment of his Accrued Benefit determined as of the date of the disability. Such Accrued Benefit shall be paid monthly for 15 years. The Bank, in its sole discretion, may pay the present value of the Participant's Accrued Benefit to him in a lump sum at any time.

            (b) In the event a Participant returns to work with the Bank after terminating employment because of disability, he shall again be eligible to continue to participate in this Plan as though such disability had not occurred; provided, however, that if he has previously received a distribution of his Accrued Benefit, any future benefit payable to him under the Plan shall be reduced by the value of any prior distribution.

      3.4 Early Retirement, Termination of Service or Discharge. Except to the extent otherwise provided in Sections 4.2 and 4.3, in the event that a Participant's employment with

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the Bank is terminated, voluntarily or involuntarily, before the Participant attains his Normal Retirement Date, for reasons other than death or disability, the Participant shall be entitled to an annual benefit, which shall be his Accrued Benefit as of the date of his termination of employment. Such benefit shall be payable monthly, commencing on the first day of the month next following the Participant's Normal Retirement Date and continuing for 15 years. Subject to the consent of the Bank, the Participant may request early commencement of such benefit provided in this Section 3.5 at any date between age 55 and age 65 if he has completed at least ten years of service with the Bank.

      3.5 Lump Sum Payment. In lieu of receiving payments in the Normal Form, subject to approval by the Bank, a Participant may elect at least 12 months prior to the month in which payments are to begin, a lump sum equal to the present value of his Accrued Benefit. Present value shall be determined using an interest assumption of 6%.

      3.6 Interest. Any payment that is required to be made hereunder that is delayed beyond the date specified in this Plan shall bear interest at a variable rate which shall be the rate of interest on one year U.S. Treasury Bills determined at the first auction of each calendar year or part thereof for which interest is to be applied to any obligation hereunder.

4.    Vesting and Other Limitations.

      4.1 Vesting. Each Participant is fully vested in his Accrued Benefit at all times.

      4.2 Employment by Competition. Anything to the contrary in this Plan notwithstanding, in the event that at any time within the three-year period after a Participant's termination of employment with the Bank, the Participant shall compete with the business of the Bank, then all payments which might otherwise be due and payable hereunder shall be

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immediately forfeited and all rights of the Participant and his beneficiary hereunder shall become void. The provisions of this Section 4.2 shall not apply in the event the Participant's termination of employment occurs after any merger or acquisition of the Bank with or by another corporation.

      A Participant will be deemed to have competed with the business of the Bank if he, directly or indirectly, whether as partner, shareholder (other than as the owner of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, agent, employee, co-venturer, or otherwise, or through any Person (as hereafter defined),

            (a) competes in the Bank's market area (defined as the area within 15 miles of any branch or facility of the Bank) with, or is employed in such market area by a Person which competes with, the banking or any other business conducted by the Bank during the period of his employment,

            (b) attempts to hire any employee of the Bank, assists in such hiring by any other Person, or encourages any such employee to terminate his relationship with the Bank, or

            (c) solicits or encourages any customer of the Bank to terminate its relationship with the Bank or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Bank.

      For purposes of this Plan, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, and shall include an affiliate office within the Bank's "market area" as defined in Section 4.2(a) above of a Person which headquarters or parent organization is located outside the "market area" as so defined.

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      4.3 Forfeiture. Anything to the contrary in this Plan notwithstanding, benefits under this Plan shall be immediately forfeited and all rights of a Participant and his beneficiary hereunder shall become null and void, if the Participant's employment with the Bank is terminated for Cause.

      4.4 Operation of Law on Bank's Obligations. In the event that any governmental entity promulgates any statute, rule, regulation, policy or order which restricts or prohibits the Bank from making payments to the Participants under this Plan or affects any operation of the Plan, then the Bank's obligations to make payments to the Participants (or their beneficiaries) hereunder shall terminate or be restricted or suspended (consistent with such law or binding regulation, policy or order) for so long as such restriction or prohibition applies to the Bank. Nothing in this Plan is intended to require or shall be construed as requiring the Bank to do or fail to do any act in violation of any applicable law or binding regulation, policy or order. Provisions other than payment provisions which are found to be invalid or illegal will not be given effect and the Plan will be enforced as if those provisions had never been inserted.

5.    Administration.

      5.1 Administrator. The Board of Directors is charged with the administration and operation of the Plan.

      5.2 Powers of Administration. The Board of Directors shall have all such discretionary powers and authority as are necessary to discharge its duties, including but not limited to, the interpretation and construction of all provisions of the Plan and the determination of all questions of fact, eligibility, participation, benefits and all other related or incidental matters. The Board of Directors shall, in its sole discretion, decide all such

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questions in accordance with the terms of the Plan and the applicable law, and its good faith decision will be binding on the Board of Directors, the Bank, the Participants and all other interested parties.

      5.3 Delegation. The Board of Directors may authorize any other person to execute any documents or authorize payments on its behalf. The Board of Directors may also delegate to any other person or persons, severally or jointly, the responsibility for the preparation and filing of all disclosure material and reports which the Board of Directors is required to file by law.

      5.4 Rules and Regulations. The Board of Directors, subject to the provisions of the Plan, may adopt such rules and regulations as it deems necessary to carry out the provisions of the Plan.

      5.5 Claims Procedure. In the event that benefits under this Plan are not paid to a Participant (or his beneficiary in the case of the Participant's death), and such person feels entitled to receive them, a claim shall be made in writing to the Bank within 60 days after written notice from the Bank to the Participant or his beneficiary or personal representative that payments are not being made or are not to be made under this Plan. Such claim shall be reviewed by the Board of Directors. If the claim is approved or denied, in full or in part, the Board of Directors shall provide a written notice of approval or denial within 60 days from the date of receipt of the claim setting forth the specific reason for denial, specific reference to the provision of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired. If a claim is denied (a claim shall be

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deemed denied if the Board of Directors does not take action within the aforesaid 60-day period) and a review is desired, the Participant (or beneficiary in the case of the Participant's death), shall notify the Board of Directors in writing within 20 days. In requesting a review, the Participant or his beneficiary may review this Plan or any document relating to it and submit any written issues and comments he may feel appropriate. In its sole discretion the Board of Directors shall then review the claim and provide a written decision within 60 days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan on which the decision is based.

      Any decision of the Board of Directors shall be binding on the Participant, his personal representative, or any beneficiary.

6.    Miscellaneous.

      6.1 Alienability. Neither the Participants nor any beneficiary thereof under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Participants or their beneficiaries or any of them, or be transferable by operation of law in the event of bankruptcy or otherwise.

      6.2 Participation in Other Plans. Nothing contained in this Plan shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Participants to participate in and be covered by any pension, profit sharing, group insurance, bonus or any employee plan or plans which the Bank may have or hereafter have.

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      6.3 Funding.

            (a) The Bank reserves the right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Bank undertaken by this Plan or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts. Should the Bank elect to insure this Plan, in whole or in part, through the medium of insurance or annuities, or both, the Bank shall be the owner and beneficiary of the policy or annuity. At no time shall the Participants be deemed to have any right, title or interest in or to any specified asset or assets of the Bank, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity contracts or the proceeds therefrom.

            (b) Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this Plan.

            (c) If the Bank purchases a life insurance or annuity policy on the life of a Participant, the Participant agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests (at the Bank's expense) which may be necessary, and generally cooperate with the Bank in securing such policy.

            (d) To the extent a Participant acquires a right to receive benefits under this Plan, such right shall be equivalent to the right of an unsecured general creditor of the Bank.

      6.4 Reorganization. In the event the Bank shall merge or consolidate into or with another corporation or in the event of the sale of substantially all of its assets to another Person, if a Participant and such corporation or Person do not agree that the Participant shall continue in the employ of such corporation or Person, or such corporation or Person does not

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so agree to assume and discharge the obligations under this Plan, the Bank shall pay to the Participant immediately prior to the consummation of the merger, consolidation or sale, in one lump sum, the present value of his Accrued Benefit as of the date of such merger, consolidation or sale.

      6.5 Benefits and Burdens. This Plan shall be binding upon and inure to the benefit of the Participants and their personal representatives, the Bank, and any successor organization which shall succeed to substantially all of the Bank's assets and business without regard to the form of such succession.

      6.6 Jurisdiction. This Plan shall be construed, administered and enforced in accordance with the laws of the Commonwealth of Massachusetts to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended.

      6.7 Gender. Any reference in this Plan to the masculine shall be deemed to include the feminine where the context so requires.

7.    Plan Amendments and Termination.

      7.1 Right to Amend or Terminate. The Bank reserves the right to make from time to time any amendment to the Plan. The Bank further reserves the right to terminate the Plan at any time. Notwithstanding the foregoing, in no event shall any amendment or termination result in the reduction of the Accrued Benefit of any Participant earned prior to the date of amendment or termination.

      7.2 Action by Bank. Any action by the Bank under this Plan may be made by resolution of the Board of Directors of the Bank.

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      IN WITNESS WHEREOF, the Bank has caused this Plan to be duly executed by its duly authorized officer and its Corporate Seal affixed at Franklin, Massachusetts this 21st day of August, 2000.

                                               BENJAMIN FRANKLIN SAVINGS BANK

/s/ Kenneth B. Osborn                          By: /s/ Stephen F. Banks
-----------------------                            -----------------------------
Witness                                            Title Senior Vice President

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                                   SCHEDULE A

         Kenneth B. Osborn
         George A. Danello
         Patrick E. Niro
         Stephen F. Banks

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